Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2022

Q2 FY 2022 Financial Highlights

•	Revenue: $1.279 billion

•	GAAP earnings per diluted share: $1.89

•	Non-GAAP earnings per diluted share: $2.50

MOUNTAIN VIEW, Calif. – May 18, 2022 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter fiscal year 2022. Revenue for the second quarter of fiscal year 2022 was $1.279 billion, compared to $1.024 billion for the second quarter of fiscal year 2021.

“Synopsys delivered an outstanding fiscal second quarter, exceeding our guidance targets with strength across all product groups and geographies. Based on strong first half execution and confidence in our business, we are raising our full-year targets substantially,” said Aart de Geus, chairman and CEO of Synopsys. “Our financial momentum builds on three drivers: an unmatched product portfolio with groundbreaking new innovations, robust semiconductor and electronics market demand, and excellent operational execution. Notwithstanding macroeconomic choppiness in an uncertain geopolitical environment, our customers continue to prioritize investments to enable the new “smart everything” era. For fiscal 2022, we expect to grow annual revenue approximately 20% and pass the $5 billion milestone, drive further operating margin expansion, grow earnings per share by more than 25%, and generate approximately $1.6 billion in operating cash flow.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal year 2022 was $294.8 million, or $1.89 per diluted share, compared to $195.1 million, or $1.24 per diluted share, for the second quarter of fiscal year 2021.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal year 2022 was $390.8 million, or $2.50 per diluted share, compared to non-GAAP net income of $267.1 million, or $1.70 per diluted share, for the second quarter of fiscal year 2021.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and other associated revenue categories, and (2) Software Integrity, which includes a comprehensive solution for building integrity—security, quality and compliance testing—into the customers’ software development lifecycle and supply chain. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2022. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Fiscal Year 2022 Financial Targets

(in millions except per share amounts)

	Range for Three Months		Range for Fiscal Year
	July 31, 2022		October 31, 2022
	Low	High	Low	High
Revenue	$1,210	$1,240	$5,000	$5,050
GAAP Expenses	$981	$1,001	$3,928	$3,975
Non-GAAP Expenses	$830	$840	$3,350	$3,380
Other Income (Expense)	$(2)	$—	$—	$4
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	156	159	156	159
GAAP EPS	$1.32	$1.44	$6.22	$6.40
Non-GAAP EPS	$2.01	$2.06	$8.63	$8.70
Operating Cash Flow			$1,550	$1,600

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 8770568, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on May 25, 2022. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2022 in August 2022. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter of fiscal year 2022 earnings call in August 2022, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty, and does not currently intend, to report on its progress during the third quarter of fiscal year 2022 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter fiscal year 2022 in its quarterly report on Form 10-Q to be filed by June 9, 2022.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys adopted a three-year normalized non-GAAP tax rate of 16% for fiscal year 2019 through 2021 in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix.

Given the uncertainty surrounding corporate tax reform, Synopsys adopted an annual non-GAAP tax rate of 18% for fiscal year 2022 rather than a three-year normalized non-GAAP tax rate in calculating its non-GAAP financial measures. This annual non-GAAP tax rate is based on an evaluation of its historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, as well as other factors such as its current tax structure, existing tax positions and expected recurring tax incentives. Synopsys re-evaluates this rate on an annual basis for any significant events that could materially affect its projections, such as significant changes in its geographic earnings mix or significant tax law changes in major jurisdictions where Synopsys operates, and further consider the appropriateness of adopting a multi-year normalized non-GAAP tax rate.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on May 18, 2022 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2022 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2022 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
GAAP net income	$294,781	$195,078	$608,468	$357,423
Adjustments:
Amortization of intangible assets	21,367	19,721	43,727	39,997
Stock compensation	110,061	79,586	205,832	163,368
Acquisition-related costs	4,023	2,344	6,100	5,892
Restructuring charges	311	—	12,057	—
Tax adjustments	(39,703)	(29,630)	(108,456)	(60,108)

Non-GAAP net income	$390,840	$267,099	$767,728	$506,572

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
GAAP net income per diluted share	$1.89	$1.24	$3.88	$2.27
Adjustments:
Amortization of intangible assets	0.14	0.13	0.28	0.25
Stock compensation	0.70	0.51	1.31	1.04
Acquisition-related costs	0.03	0.01	0.04	0.04
Restructuring charges	—	—	0.08	—
Tax adjustments	(0.26)	(0.19)	(0.69)	(0.38)

Non-GAAP net income per diluted share	$2.50	$1.70	$4.90	$3.22

Shares used in computing net income per diluted share amounts:	156,167	157,077	156,815	157,226

(1)	Synopsys’ second quarter of fiscal year 2022 and 2021 ended on April 30, 2022 and May 1, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2022 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	July 31, 2022
	Low	High
Target GAAP expenses	$981,000	$1,001,000
Adjustments:
Amortization of intangible assets	(24,000)	(27,000)
Stock compensation	(127,000)	(134,000)

Target non-GAAP expenses	$830,000	$840,000

	Range for Three Months
	July 31, 2022
	Low	High
Target GAAP earnings per diluted share	$1.32	$1.44
Adjustments:
Amortization of intangible assets	0.17	0.15
Stock compensation	0.85	0.81
Tax adjustments	(0.33)	(0.34)

Target non-GAAP earnings per diluted share	$2.01	$2.06

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP expenses	$3,928,157	$3,975,157
Adjustments:
Amortization of intangible assets	(90,000)	(95,000)
Stock compensation	(470,000)	(482,000)
Acquisition-related costs	(6,100)	(6,100)
Restructuring charges	(12,057)	(12,057)

Target non-GAAP expenses	$3,350,000	$3,380,000

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP earnings per diluted share	$6.22	$6.40
Adjustments:
Amortization of intangible assets	0.60	0.57
Stock compensation	3.06	2.98
Acquisition-related costs	0.04	0.04
Restructuring charges	0.08	0.08
Tax adjustments	(1.37)	(1.37)

Target non-GAAP earnings per diluted share	$8.63	$8.70

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

(1)	Synopsys’ third quarter of fiscal year 2022 and fiscal year 2022 will end on July 30, 2022 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; strategies related to our products and technology; business and market outlook, opportunities and strategies; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; the expected impact of U.S. and foreign government actions and regulatory changes on our financial results; and the continued impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the continued impact of the COVID-19 pandemic on the global economy and on our business, operations and financial condition; macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as the imposition of additional tariffs or export restrictions; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and in our latest Quarterly Report on Form 10-Q. The information provided herein is as of May 18, 2022. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Revenue:
Time-based products	$723,821	$648,794	$1,431,304	$1,280,084
Upfront products	336,625	209,116	704,899	383,497
Maintenance and service	218,783	166,413	413,281	331,063

Total revenue	1,279,229	1,024,323	2,549,484	1,994,644
Cost of revenue:
Products	150,690	134,738	316,089	262,085
Maintenance and service	87,666	67,840	165,891	136,606
Amortization of intangible assets	14,455	11,408	27,815	23,294

Total cost of revenue	252,811	213,986	509,795	421,985

Gross margin	1,026,418	810,337	2,039,689	1,572,659
Operating expenses:
Research and development	389,964	362,345	773,935	719,813
Sales and marketing	191,573	172,754	372,083	343,382
General and administrative	73,957	72,694	154,965	150,182
Amortization of intangible assets	6,912	8,313	15,912	16,703
Restructuring charges	311	—	12,057	—

Total operating expenses	662,717	616,106	1,328,952	1,230,080

Operating income	363,701	194,231	710,737	342,579
Other income (expense), net	(23,913)	21,764	(43,706)	50,520

Income before income taxes	339,788	215,995	667,031	393,099
Provision for income taxes	45,896	21,193	59,798	36,269

Net income	293,892	194,802	607,233	356,830
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(889)	(276)	(1,235)	(593)

Net income attributed to Synopsys	$294,781	$195,078	$608,468	$357,423

Net income per share attributed to Synopsys:
Basic	$1.93	$1.28	$3.97	$2.34
Diluted	$1.89	$1.24	$3.88	$2.27
Shares used in computing per share amounts:
Basic	153,090	152,725	153,154	152,612

Diluted	156,167	157,077	156,815	157,226

(1)	Synopsys’ second quarter of fiscal year 2022 and 2021 ended on April 30, 2022 and May 1, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2022	October 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$1,573,620	$1,432,840
Short-term investments	146,901	147,949

Total cash, cash equivalents & short-term investments	$1,720,521	$1,580,789
Accounts receivable, net	722,992	568,501
Inventories	213,532	229,023
Prepaid and other current assets	417,201	430,028

Total current assets	3,074,246	2,808,341
Property and equipment, net	491,641	472,398
Operating lease right-of-use assets, net	585,108	493,251
Goodwill	3,616,133	3,575,785
Intangible assets, net	333,321	279,132
Deferred income taxes	605,785	612,655
Other long-term assets	504,147	510,698

Total assets	$9,210,381	$8,752,260

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$612,221	$741,191
Operating lease liabilities, current	55,170	79,678
Deferred revenue	1,795,267	1,517,623
Short-term debt	—	74,992

Total current liabilities	2,462,658	2,413,484
Operating lease liabilities, non-current	601,317	487,003
Long-term deferred revenue	165,911	136,303
Long-term debt	23,775	25,094
Other long-term liabilities	345,774	391,433

Total liabilities	3,599,435	3,453,317
Redeemable non-controlling interest	43,516	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,955 and 153,062 shares outstanding, respectively	1,530	1,531
Capital in excess of par value	1,517,481	1,576,363
Retained earnings	5,157,633	4,549,713
Treasury stock, at cost: 4,306 and 4,198 shares, respectively	(999,234)	(782,866)
Accumulated other comprehensive income (loss)	(113,099)	(49,604)

Total Synopsys stockholders’ equity	5,564,311	5,295,137
Non-controlling interest	3,119	3,806

Total stockholders’ equity	5,567,430	5,298,943

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,210,381	$8,752,260

(1)	Synopsys’ second quarter of fiscal year 2022 ended on April 30, 2022 and its fiscal year 2021 ended on October 30, 2021. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended
	April 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$608,468	$357,423
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	111,962	100,066
Reduction of operating lease right-of-use assets	42,412	42,711
Amortization of capitalized costs to obtain revenue contracts	34,574	30,475
Stock-based compensation	205,832	163,368
Allowance for credit losses	(4,516)	10,051
Deferred income taxes	8,944	(16,461)
Other non-cash	6,244	(401)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(169,785)	157,637
Inventories	7,725	(38,305)
Prepaid and other current assets	(2,417)	(45,972)
Other long-term assets	(8,701)	(97,519)
Accounts payable and accrued liabilities	(181,008)	(96,798)
Operating lease liabilities	(43,963)	(41,105)
Income taxes	(34,246)	(8,386)
Deferred revenue	324,176	183,512

Net cash provided by operating activities	905,701	700,296
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	43,653	—
Purchases of short-term investments	(45,158)	—
Proceeds from sales of long-term investments	582	—
Purchases of long-term investments	(7,000)	—
Purchases of property and equipment	(67,367)	(44,060)
Cash paid for acquisitions, net of cash acquired	(109,060)	(74,626)
Capitalization of software development costs	(1,065)	(1,264)
Other	(600)	(800)

Net cash used in investing activities	(186,015)	(120,750)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(75,938)	(13,194)
Issuances of common stock	120,710	103,203
Payments for taxes related to net share settlement of equity awards	(101,126)	(54,664)
Purchases of treasury stock	(500,000)	(398,082)
Other	(2,709)	(1,000)

Net cash used in financing activities	(559,063)	(363,737)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19,955)	6,457

Net change in cash, cash equivalents and restricted cash	140,668	222,266
Cash, cash equivalents and restricted cash, beginning of year	1,435,183	1,237,970

Cash, cash equivalents and restricted cash, end of period	$1,575,851	$1,460,236

(1)	Synopsys’ second quarter of fiscal year 2022 and 2021 ended on April 30, 2022 and May 1, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(3)

(in millions)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021
Revenue by segment
- Semiconductor & System Design	$1,166.4	$930.4	$2,329.1	$1,808.8
% of Total	91.2%	90.8%	91.4%	90.7%
- Software Integrity	$112.9	$93.9	$220.4	$185.8
% of Total	8.8%	9.2%	8.6%	9.3%
Total segment revenue	$1,279.2	$1,024.3	$2,549.5	$1,994.6
Adjusted operating income by segment
- Semiconductor & System Design	$457.2	$308.8	$904.5	$587.7
- Software Integrity	$13.0	$8.4	$25.0	$16.4
Total adjusted segment operating income	$470.2	$317.2	$929.5	$604.1
Adjusted operating margin by segment
- Semiconductor & System Design	39.2%	33.2%	38.8%	32.5%
- Software Integrity	11.5%	9.0%	11.4%	8.8%
Total adjusted segment operating margin	36.8%	31.0%	36.5%	30.3%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021
GAAP total operating income – as reported	$363.7	$194.2	$710.7	$342.6
Other expenses managed at consolidated level
-Amortization of intangible assets	21.4	19.7	43.7	40.0
-Stock compensation	110.1	79.6	205.8	163.4
-Non-qualified deferred compensation plan	(29.3)	21.4	(48.9)	52.2
-Acquisition-related costs	4.0	2.3	6.1	5.9
-Restructuring charges	0.3	—	12.1	—

Total adjusted segment operating income	$470.2	$317.2	$929.5	$604.1

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs were Synopsys’ two Co-Chief Executive Officers. One of Synopsys’ Co-Chief Executive Officers transitioned out of this role effective May 1, 2022. Starting with the third quarter of fiscal 2022, Synopsys’ CODM will be our Chief Executive Officer. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ second quarter of fiscal year 2022 and 2021 ended on April 30, 2022 and May 1, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.